Exhibit (s)

EX. FILING FEES

Calculation of Filing Fee Tables

Form N-2

(Form Type)

PIMCO High Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 456(b) and Rule 457(r)			$350,000,000	$153.10	$53,585
Fees Previously Paid	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	--	--	--	--		--			--	--	--	--
	Total Offering Amounts					$350,000,000		$53,585
	Total Fees Previously Paid							--
	Total Fee Offsets							$4,559.93
	Net Fee Due							$49,025.07

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (5)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	PIMCO High Income Fund	424B5	333-265327	6/1/2022		$4,559.93(2)	Common Shares of Beneficial Interest, $0.00001 par value per share		$49,190,229	-
Fee Offset Sources	PIMCO High Income Fund	424B5	333-265327		6/1/2022		Common Shares of Beneficial Interest, $0.00001 par value per share				$18,540 (2)

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2)

PIMCO High Income Fund (the “Fund”) previously registered the offer and sale of its common shares having an aggregate offering price of up to $200,000,000, offered by means of a Rule 424(b)(5) prospectus supplement, filed June 1, 2022 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form N-2ASR (File No. 333-265327) filed on May 31, 2022. As of the date of this prospectus supplement, common shares having an aggregate offering price of up to $49,190,229 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, an amount of $4,559.93 corresponding to the registration fee that was paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee due for this offering. The offering pursuant to the Prior Prospectus Supplement has terminated.